Danimer Scientific Responds to SEC Staff Statement Regarding Accounting Treatment of Warrants

BAINBRIDGE, Ga. May 7, 2021 -- Danimer Scientific (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, today announced a response to the public statement issued by the staff of the Securities and Exchange Commission on April 12, 2021 (the “Staff Statement”) regarding accounting and reporting considerations for warrants issued by Special Purpose Acquisition Companies (“SPACs”).

Similar to other SPACs, the Company had previously classified its private warrants (“Private Warrants”), which were issued in 2020, as equity. However, after evaluating the Staff Statement and consulting with its advisors, the Company will restate its audited consolidated financial statements for the year ended December 31, 2020 to classify the Company’s Private Warrants as a liability instead of as equity as previously reported and to reflect the change in the fair value of such liability in each period as a non-cash charge or gain in the consolidated statement of operations. This restatement will have no impact on Danimer’s current or historical reported cash or cash equivalents, revenues, loss from operations, or cash flows from operating, investing, or financing activities. The Company is also evaluating how the facts and circumstances described above impact management’s assessment of the effectiveness of internal control over financial reporting and disclosure controls and procedures.

The Company is working diligently to finalize the valuation and accounting treatment of the Private Warrants and intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 as soon as reasonably practicable.

For additional details, please visit: https://ir.danimerscientific.com/sec-filings

About Danimer Scientific

Danimer Scientific is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, the Company’s renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable. They return to nature instead of polluting the environment. Danimer Scientific’s technology can be found in a vast array of plastic end products that people use every day. Applications for Danimer Scientific’s biopolymers include additives, aqueous coatings, fibers, filaments, films, hot-melt adhesives, and injection-molded articles, among others. The Company now holds more than 150 patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit www.DanimerScientific.com.

Forward‐Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding the expected impact of the restatement of the Company’s financial statements on our 2020 financial results, are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release include, but are not limited to, the completion of the audit of the Company’s restated financial statements, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

ir@danimer.com

Phone: 229-220-1103

Media

Danimer Scientific

Anthony Popiel

apopiel@daltonagency.com

Phone: 404-876-1309